UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

Optimus Healthcare Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-261849	65-0181535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road, Suite 304 Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 806-4201

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers

On September 7, 2022, Optimus Healthcare Services, Inc. (the “Company”) appointed John P. Sganga as chairman of the board of directors (the ‘Board”) and as chief executive officer of the Company, effective immediately. Mr. Sganga was previously appointed as CEO and President of Clinical Research Alliance, Inc., the Company’s wholly-owned subsidiary (“CRA”), effective June 30, 2022. Mr. Sganga does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer or director. There is no understanding or arrangement between Mr. Sganga and any other person pursuant to which Mr. Sganga was selected as an executive officer or a director. There are no transactions in which Mr. Sganga has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Sganga brings more than 35 years of healthcare leadership and experience to the Company. Mr. Sganga founded Innovatix & Essensa (I&E), a for profit division of the Greater New York Hospital Association (GNYHA) and, in his capacity as President and CEO, Mr. Sganga transformed a regional post-acute group purchasing organization into a national, preeminent organization with contract sales exceeding $9 billion. In 2016, I&E was sold to Premier Inc., (NASDAQ:PINC), which was the largest asset sale in the history of the GNYHA. Mr. Sganga remained with Premier for four years, leading Premier’s growth in the post-acute market, with contract sales exceeding $22 billion per annum. After departing Premier, Mr. Sganga joined Google X as a Senior Advisor to Project Chorus. In this role Mr. Sganga is leading the development and commercialization of Google’s technology in the healthcare acute care marketplace. Mr. Sganga is a board member of Pandion Health and White Plains Hospital. Mr. Sganga holds a Master’s degree in Health Services Management/Finance from the Wagner School of Public Service at New York University.

Effective June 30, 2022, the Company and CRA into a letter employment agreement with Mr. Sganga. Mr. Sganga’s base salary with CRA is $300,000 per year and he is eligible to receive an annual bonus from CRA of up to 50% of his base salary per year at the discretion of the board of CRA. Mr. Sganga was also granted options to purchase 250,000 shares of the Company’s common stock, which vest in four equal installments commencing on the date of the agreement and each anniversary thereafter. Mr. Sganga is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. The agreement may be terminated by us at any time and for any reason (or no reason), and with or without cause, provided if the agreement is terminated without cause, we are required to provide Mr. Sganga at least 1-day prior written notice. Mr. Sganga may terminate the agreement for any reason (or no reason) upon 30 days prior written notice. If the employment agreement is terminated by us without cause or if Mr. Sganga terminates his employment for good reason, Mr. Sganga shall receive: (i) a pro-rated bonus for the year in which such termination became effective: (ii) continued payment of his base compensation during the 12 month period following termination; (iii) immediate vesting of all unvested equity awards held immediately prior to his termination date; and (iv) payment of the cost of medical insurance for a period of 12 months following termination. The employment agreement also contains covenants: (i) assigning all intellectual property developed by Mr. Sganga during the employment term to us; (ii) prohibiting the executive from disclosing confidential information regarding us; and (iii) soliciting our employees or consultants during the term of the employment agreement and for a period of one year thereafter.

On September 7, 2022, in connection with Mr. Sganga’s appointment, Mark Wiener resigned as CEO of the Company, effective immediately. Concurrently, with his resignation, Mr. Wiener was appointed as President of the Company, effective immediately. Mr. Wiener will also continue to server as a director on the Company’s Board.

On September 7, 2022, the Board approved amendments to the employment agreements for each of Marc Wiener and Cliff Saffron pursuant to which Mr. Wiener’s base salary was increased from $180,000 to $250,000 per year and Mr. Saffron’s base salary was increased from $144,000 to $216,000 per year. The increase is effective June 30, 2022.

On September 7, 2022, Mike Pruitt resigned as a director of the Company, effective immediately. Mr. Pruitt’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, on September 7, 2022, Phil Scala resigned as Chairman of the Board, effective immediately. Mr. Scala will continue to serve as a director of the Company.

A copy of the letter employment agreement with Mr. Sganga is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the amendment’s to the employment agreements with Mr. Wiener and Mr. Saffron are attached hereto as Exhibits 10.2 and 10.3 to this Form 8-K and are incorporated herein by reference. The above summary of the agreements described above does not purport to be complete and is subject to and qualified in their entirety by reference to the attached agreements.

On September 12, 2022, the Company issued a press release announcing the management changes described above. The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Letter Agreement, effective June 30, 2022, between the Company, Clinical Research Alliance, Inc. and John Sganga
10.2	Amendment to the Employment Agreement with Marc Wiener, dated September 12, 2022
10.3	Amendment to the Employment Agreement with Cliff Saffron, dated September 12, 2022
99.1	Press Release, dated September 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUS HEALTHCARE SERVICES, INC.

By:	/s/ Cliff Saffron
Cliff Saffron
Chief Financial Officer

Dated: September 13, 2022